UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2008
SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)
Commission File Number: 000-52073

Yukon Territory, Canada	75-2578509

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices, including zip code)
(630) 577-3206
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Overview
     SXC Health Solutions, Inc. (“US Corp.”), a Texas corporation and a wholly-owned subsidiary of SXC Heath Solutions Corp. (“SXC”), a corporation organized under the laws of Yukon Territory, Canada, has entered into a Credit Agreement (the “Credit Agreement”), dated as of April 25, 2008, among US Corp., as borrower, SXC, as a guarantor, Comet Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of US Corp. (“Merger Sub”), as a guarantor, Health Business Systems, Inc., a Pennsylvania corporation and a wholly-owned subsidiary of US Corp., as a guarantor, the other entities from time to time party thereto as guarantors, the Lenders and L/C issuers party thereto, General Electric Capital Corporation (“GE Capital”), as administrative agent and collateral agent, and GE Capital Markets, Inc., as sole lead arranger and book runner. The Credit Agreement provides senior secured financing of $58 million, consisting of (i) a $10 million senior secured revolving credit facility (including borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swing loan) (the “Revolving Credit Facility”) and (ii) a $48 million senior secured term loan (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”).
     US Corp. will use the proceeds from the Credit Facilities solely (i) to make a capital contribution to Merger Sub to be used by Merger Sub to pay the cash consideration to be received by shareholders of National Medical Health Card Systems, Inc. (“NMHC”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 25, 2008, by and among SXC, US Corp., Merger Sub and NMHC, (ii) to pay certain related transaction fees and expenses and (iii) in the case of the Revolving Credit Facility, for working capital and general corporate and similar purposes.
Interest Rate and Fees
     The interest rates applicable to the loans under the Credit Facilities are based on a fluctuating rate of interest measured by reference to either, at US Corp.’s option, (i) a base rate, plus an applicable margin or (ii) an adjusted London interbank offered rate (adjusted for maximum reserves) (“LIBOR”), plus an applicable margin. The initial applicable margin for all borrowings is 2.25% with respect to base rate borrowings and 3.25% with respect to LIBOR borrowings. The applicable margin, in each case, will be adjusted from time to time based on the Consolidated Leverage Ratio (as defined in the Credit Agreement) for the previous fiscal quarter. During an event of default, default interest is payable at a rate that is 2% higher than the rate otherwise applicable. In addition to paying interest on outstanding principal under the Credit Facilities, US Corp. is required to pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. In addition to paying interest on outstanding principal under the Credit Facilities, US Corp. is required to pay an unused commitment fee to the lenders in respect of any unutilized commitments under the Revolving Credit Facility at a rate of 0.50% per annum. US Corp. is also required to pay customary letter of credit fees.
Prepayments
     The Credit Facilities require US Corp. to prepay outstanding loans, subject to certain exceptions, with:
•	50% of the net proceeds arising from the issuance or sale by SXC of its own stock;

•	100% of the net proceeds of any incurrence of debt, other than proceeds from debt permitted under the Credit Facilities; and

•	100% of the net proceeds of certain asset sales and casualty events, subject to a right to reinvest the proceeds.
     The foregoing mandatory prepayments will be applied first to the Term Loan Facility and second to the Revolving Credit Facility.

     US Corp. may voluntarily repay outstanding loans under the Credit Facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. Voluntary prepayments will be applied to the Credit Facilities as US Corp. may specify.
Amortization
     The Term Loan Facility will amortize in quarterly installments commencing June 30, 2008 in aggregate annual amounts equal to 1% (year 1), 10% (years 2 and 3), 15% (years 4 and 5), and 49% (year 6) of the original funded principal amount of such facility. Principal amounts outstanding under the Revolving Credit Facility are due and payable in full on the final maturity date of such facility five years from the date of the closing of the Credit Facilities.
Guarantee and Security
     Pursuant to a Guaranty and Security Agreement (the “US Guaranty”), among GE Capital, as administrative agent, US Corp. and the domestic subsidiary guarantors party thereto, all obligations under the Credit Agreement will be unconditionally guaranteed by all existing and future, direct and indirect, material domestic subsidiaries of US Corp.
     Pursuant to a Canadian Guaranty and Security Agreement (the “Canadian Guaranty”) among GE Capital, as administrative agent, SXC and the Canadian subsidiary guarantors party thereto, all obligations under the Credit Agreement will be unconditionally guaranteed by SXC and certain Canadian subsidiaries of SXC.
     The Credit Facilities and the guarantees thereof are secured by (i) the capital stock of US Corp., (ii) the capital stock of all domestic subsidiaries owned by US Corp. and the domestic subsidiary guarantors, (iii) the capital stock of all Canadian subsidiaries owned by SXC and the Canadian subsidiary guarantors and (iv) substantially all other tangible and intangible assets owned by SXC, US Corp. and each subsidiary guarantor, in each case subject to certain specified exceptions.
Certain Covenants and Events of Default
     The Credit Facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of each of SXC, US Corp. and their respective subsidiaries to:
•	incur additional indebtedness;

•	create liens;

•	make investments, loans or advances;

•	sell or transfer assets;

•	pay dividends and distributions or repurchase its own capital stock;

•	prepay certain indebtedness;

•	engage in mergers or consolidations;

•	make certain acquisitions;

•	change its lines of business;

•	engage in certain transactions with affiliates;

•	enter into agreements restricting the ability to grant liens in favor of the lenders;

•	make certain amendments to the Merger Agreement or its constituent documents or make certain changes to its capital structure; or

•	change its fiscal year.

3

     In addition, the Credit Agreement includes (i) various affirmative covenants, including, without limitation, the maintenance of certain interest rate hedging agreements, (ii) financial covenants related to the maintenance of a maximum consolidated leverage ratio, a minimum consolidated fixed charge coverage ratio and a maximum capital expenditure level, and (iii) other reporting requirements. The Credit Agreement also includes customary events of default, including, without limitation, payment defaults, violation of covenants, material inaccuracy of representations or warranties, cross-defaults to other agreements evidencing indebtedness, bankruptcy events, material judgments and change of control.
     The foregoing summary of the material terms of the Credit Agreement is not complete and is qualified in its entirety by the complete terms and conditions of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 25, 2008, among SXC Health Solutions, Inc., as borrower, SXC Health Solutions Corp., as one of the guarantors, Comet Merger Corporation, as one of the guarantors, Health Business Systems, Inc., as one of the guarantors, the other entities from time to time party thereto as guarantors, the Lenders and L/C issuers party thereto, General Electric Capital Corporation, as administrative agent and collateral agent and GE Capital Markets, Inc., as sole lead arranger and bookrunner.
* * * * * * *
Additional Information
A registration statement (the “Registration Statement”) relating to the Parent common shares being offered in the exchange offer has been filed with the SEC but has not yet become effective. The exchange offer may not be completed, and such securities may not be issued, prior to the time the Registration Statement becomes effective. Parent has also filed with the SEC a Schedule TO with respect to the exchange offer. NMHC has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the exchange offer. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offer may only be made pursuant to the Prospectus included in the Registration Statement and the related Letter of Transmittal, which are included in the exchange offer materials available to NMHC stockholders. Parent and NMHC have mailed the Prospectus and related exchange offer materials, as well as the Schedule 14D-9, to NMHC stockholders. NMHC STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE DOCUMENTS AND THE OTHER DOCUMENTS RELATING TO THE EXCHANGE OFFER BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION RELATING TO THE OFFER. You may obtain a free copy of these documents, and other annual, quarterly and special reports, proxy statements and other information filed with the SEC by Parent or NMHC, at the SEC’s website at www.sec.gov. A free copy of the exchange offer

4

materials may also be obtained from Parent, NMHC or Kingsdale Shareholder Services, Inc., the Information Agent for the exchange offer, toll-free at 1-866-851-3215. Investors and security holders may also read and copy any reports, statements and other information filed by Parent, Comet Merger Corporation or NMHC with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Forward-looking Statements
This communication contains forward-looking statements. Forward-looking statements may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” continue,” or the negative of such terms, or other comparable terminology. Such statements include, but are not limited to, statements about the expected benefits of the transaction involving SXC and NMHC, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, statements made in this communication about anticipated financial results, future operational improvements and results or regulatory approvals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against NMHC or SXC and others following announcement of the merger agreement; (3) the inability to complete the exchange offer or the merger due to the failure to satisfy the conditions to the exchange offer and the merger, including the receipt of regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the exchange offer or the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond NMHC’s and SXC’s ability to control or predict. SXC can give no assurance that any of the transactions related to the exchange offer will be completed or that the conditions to the exchange offer and the merger will be satisfied. SXC undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. SXC is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SXC HEALTH SOLUTIONS CORP.
Dated: April 25, 2008	By:	/s/ Jeffrey Park
		Name:	Jeffrey Park
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 25, 2008, among SXC Health Solutions, Inc., as borrower, SXC Health Solutions Corp., as one of the guarantors, Comet Merger Corporation, as one of the guarantors, Health Business Systems, Inc., as one of the guarantors, the other entities from time to time party thereto as guarantors, the Lenders and L/C issuers party thereto, General Electric Capital Corporation, as administrative agent and collateral agent and GE Capital Markets, Inc., as sole lead arranger and bookrunner.